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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made this 14th day of June, 2005, by and between MONEY CENTERS OF AMERICA, INC., a Delaware corporation with offices 700 South Henderson Road, Suite 325, King of Prussia, PA 19406 (the "Company"), and Jason P. Walsh, an individual presently residing at 2 Charles Street, Malvern, PA 19355 ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has offered to employ Executive on the terms and conditions set forth herein, and Executive has agreed to such employment.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

        1. Definitions. The following terms, when capitalized herein, shall have the meanings set forth in this Section 1:

          (a) Disability: As defined under any long-term disability insurance program of the Company or, if no such program is in place, the good faith determination by the Company's Board of Directors after consultation with a qualified physician selected by the Company and approved by Executive (provided that Executive is mentally and physically competent to give or withhold approval) that Executive was or will be unable to perform his or her assigned duties under this Agreement due to physical or mental illness, injury or incapacity for a period of four (4) consecutive months, or for one hundred twenty (120) days out of any twelve (12) month period.

          (b) Executive: Jason P. Walsh.

          (c) ERISA: The Executive Retirement Income Security Act of 1974, as amended.

          (d) Good Cause: (i) The commission by Executive of an act or course of conduct constituting fraud or dishonesty, or actions or failures to act constituting gross negligence or willful neglect of duties by Executive in the performance of his or her duties hereunder, as to the Company or its affiliated companies or his or her employment hereunder, including without limitation any breach of the Company's Code of Ethics, (ii) conviction of, or entry of a plea of guilty or nolo contendere to charges of, any felony or other crime which has or may have a material adverse effect on Executive's ability to carry out his or her duties under this Agreement or on the reputation or business activities of the Company, or any crime involving moral turpitude or dishonesty, whether or not such crime relates to the Company or its affiliated companies or his or her employment hereunder, or (iii) Executive's failure to comply with a lawful, reasonable, material directive or policy of the Company known by or communicated to him or otherwise to comply with this Agreement in any material respect, if Executive does not take action toward curing the failure within ten (10) days,

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or if such failure is not cured within thirty (30) days, after receipt by him of written notice of such breach containing reasonable details concerning the nature of the breach; or (iv) the commission by Executive of actions that are contrary to the best interests of the Company or its subsidiaries and which would be reasonably expected to have a material adverse effect on the Company or its subsidiaries, if Executive does not take action toward curing such actions within ten (10) days, or if such actions are not cured within thirty (30) days, after receipt by him of written notice thereof containing reasonable details concerning the nature of the action.

          (e) Termination with Good Reason: Termination by Executive of his or her employment with the Company by written notice to the Company stating that the Company has committed a material breach of this Agreement or has failed to maintain a Directors' and Officers' Insurance Policy of at least $1,000,000 covering Executive (and providing details of such breach or failure sufficient to permit the Company to determine the nature thereof) and that Executive's employment is terminated effective thirty (30) days following receipt by the Company of Executive's notice unless such breach has been cured prior to the end of such thirty (30) day period.

          (f) Term of this Agreement: The period of time commencing with the day and year first above written and ending on the date on which this Agreement (other than the paragraphs 9 through 11 and 14) terminates pursuant to Section 3 hereof.

          (g) Voluntary Termination: Termination by Executive of his employment with the Company, if such termination is not a Termination with Good Reason.

        2. Employment.  The Company hereby  employs  Executive as Vice President
- Finance and Chief Financial Officer, and/or in such other capacities and with such other titles consistent with such offices as the Company's Chief Executive Officer shall from time to time reasonably determine, and Executive hereby accepts such employment, upon the terms and conditions set forth herein. Notwithstanding the foregoing, the Company may appoint a Chief Financial Officer having credentials and/or experience materially superior to those of Executive, in which case Executive shall retain the title of Vice President - Finance, and the provisions of this Section shall be interpreted by reference to that title.

        3. Term. Except as set forth below, the Term of this Agreement will begin on the Effective Date and shall terminate on the earlier of (i) Executive's death, (ii) that date specified in a notice by the Company to Executive of the Company's determination that Executive has suffered a Disability, (iii) that date specified in a notice by the Company to Executive of the Company's termination of Executive's employment, whether or not for Good Cause, (iv) that date specified in a notice by Executive to the Company of Executive's Termination with Good Reason or Voluntary Termination (which date shall be no earlier than thirty (30) days following the date the Company receives such notice, provided that upon receipt of such notice the Company may elect to accelerate the effective date of Executive's termination set forth therein to such earlier date, not earlier than the date of the notice, selected by the Company), or (v) at the close of business on December 31, 2006, provided that the Term shall automatically renew thereafter for successive one (1) year periods unless either party elects not to renew by written notice to the other party at least thirty (30) days prior to the end of the initial or any renewal

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Term. Notwithstanding the foregoing, each of Sections 9 through 11 and 14 hereof shall continue in full force and effect until the expiration (if any) thereof as set forth therein.

        4. Basic Compensation. Executive shall receive an annual salary of not less than One Hundred and Twenty Thousand Dollars ($120,000). Such annual salary will be payable in periodic installments consistent with the Company's general payroll practice, which will initially provide for semi-monthly payments. Executive's annual salary shall be subject to no less than annual review and adjustment by the Company's Board of Directors, but shall in no event be less than One Hundred and Twenty Thousand Dollars ($120,000) per year.

        5. Bonus. During the Term of this Agreement, Executive shall be eligible to receive additional annual performance bonuses of up to Fifty Thousand Dollars $50,000 per year based upon the Company's achievement of growth and performance milestones as set forth on Exhibit "A." The bonus for the year ending December 31, 2005 shall be prorated from May 16, 2005. The annual performance bonus for each fiscal year shall be due and payable no later than thirty (30) days following completion of the Company's audited financial statements for such fiscal year. Any annual bonus not paid within ninety (90) days following the date when due shall accrue interest until paid at the rate of ten percent (10%) per annum. Notwithstanding the foregoing, in the event that the Company's Audit Committee does not approve an annual budget for the last six months of 2005 and for 2006 within forty-five (45) days following submission of a proposed budget by Executive, Executive shall be deemed to have earned $10,000 of his annual performance budget for 2005.

        6. Stock Options. Simultaneously with the execution of this Agreement, the Company is granting Executive options (the "Options") to purchase Two Hundred Thousand (200,000) shares of the Company's Common Stock with an exercise price of $.42 per share. The Options will have a term of ten (10) years and be exercisable as follows: (a) Fifty Thousand (50,000) Options shall be exercisable immediately on the date of grant; (b) Fifty Thousand (50,000) Options shall be exercisable on June 1, 2006; and (c) One Hundred Thousand (100,000) Options shall be exercisable on June 1, 2007. Notwithstanding the foregoing, all options shall be exercisable following a Change in Control (as defined in Section 12 below). These stock options will be issued under an award agreement in the form attached as Exhibit "B" hereto pursuant to the Amended and Restated 2003 Stock Incentive Plan and will be registered on an S-8 Registration Statement filed with the Securities and Exchange Commission at such time as is reasonably acceptable to the Company to complete such registration.

        7. Basic Fringe Benefits. During the term of this Agreement, Executive will participate (or be entitled to participate) in the health insurance, dental insurance, retirement, group life insurance, long-term disability insurance and other benefits plans maintained by the Company for the benefit of its employees generally, as such benefit plans are in effect from time to time. Executive also shall be entitled to reimbursement of his reasonable business expenses from time to time in accordance with the Company's general policy. Reasonable business expenses shall include, but not be limited to, all fees and expenses for continuing professional education courses and all fees and expenses incurred to maintain Executive's active status as a certified public accountant in the Commonwealth of Pennsylvania. Executive agrees to maintain (and periodically submit to appropriate personnel) such records and logs as may be required by the


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Company  with  respect to such  expense  reimbursement.  During the Term of this
Agreement, Executive shall be entitled to paid vacation in accordance with the Company's general personnel policies from time to time in effect.

        8. Extent and Nature of Services. Executive shall perform in the capacities described in Section 2 as directed by the Chief Executive Officer of the Company, and in so doing shall follow all lawful directives of the Company's Chief Executive Officer. Executive shall devote his or her time, attention, and energies to the business of the Company substantially on a full-time equivalent basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, provided that, throughout the Term, Executive shall expressly be permitted to actively pursue real estate investment ventures for personal business and investment purposes, and shall be permitted to invest his assets in any form or manner as he chooses and shall be permitted to perform civic or charitable service; but only so long as any such other activities, investments or service do not pose a conflict of interest with regard to his duties to the Company, its subsidiaries or affiliates and do not interfere with his performance of his duties hereunder. Executive will be furnished with facilities and services commensurate with his position and adequate for the performance of his duties.

        9. Ownership and Disclosure of Information.

          (a) Executive agrees that all Information (defined below) is owned solely and absolutely by the Company; that Executive shall have no right, title and interest in and to the Information; and that Executive hereby irrevocably and absolutely assigns to the Company any such rights, including any and all patent, trademark or copyright rights, and any and all rights to Information not yet developed. "Information" shall mean all documentation, know-how and information relating to the Company's past, present and future business which is unique to the Company, including without limitation (i) specifications, information and know-how, software (including, without limitation, the underlying concept and production methodology of software, source code, object code and documentation relating thereto), together with any upgrades, revisions, modifications and any related materials, flowcharts, problem reports, bug reports, and data dictionaries, (ii) business methods, (iii) marketing strategies and plans, (iv) financial information and/or projections, (v) operations manuals, (vi) bulletins, directories and memoranda, (vii) data bases,
(viii) internal specifications and testing procedures, (ix) price and fee lists,
(x) suppliers, clients and customers and materials relating to the Company's relationship with its suppliers, clients and customers; (xi) information provided to the Company by its clients and customers, (xii) medical records,
(xiii) any other confidential information which is not generally known to the public, which if misused or disclosed, could have a reasonable possibility of adversely affecting the business of the Company, (xiv) any information provided to the Company under any obligation of confidentiality to a third party, and
(xv) Developments (defined below).

          (b) Executive acknowledges that the Company shall be the sole owner of all the results and proceeds of Executive's services hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the Company's business (collectively, the "Developments") which Executive, alone or in conjunction with any other person,

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may conceive,  make, acquire, acquire knowledge of, develop or create during the term of Executive's employment hereunder, free and clear of any claims by Executive (or any successor or assignee of him) of any kind or character whatsoever other than Executive's right to compensation hereunder. Executive acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Executive hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Board of Directors of the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company's right, title and interest in or to any such Developments.

          (c) Executive agrees and covenants that he shall promptly disclose to the Company, and shall not disclose to any other person, any and all Developments and Information developed by or otherwise in the possession of Executive which would be useful to the operations of the Company, all of which shall constitute Information owned by the Company and subject to the terms of this Agreement whether or not it has been disclosed to the Company.

        10. Nondisclosure.

          (a) Executive acknowledges that the Company possesses, and the Information constitutes, distinctive methods and techniques of doing business and that such methods and techniques are considered confidential and trade secrets. Executive further recognizes that disclosure of the Information, or of any proprietary information provided to the Company by any client or customer of the Company (referred to herein together with the Information as "Confidential Information") would result in substantial injury to the Company. Executive hereby agrees that he or she will not copy, or remove from premises authorized by the Company, any Confidential Information or other material related to the operations of the Company or its clients or customers and all such items shall remain at all times the sole property of the Company or such clients or customers. Executive shall not at any time directly or indirectly disclose any Confidential Information to any person not directly affiliated with the Company. Executive agrees that he or she shall not use, either directly or indirectly, at any time, any Confidential Information other than in furtherance of the interests of the Company. Executive further agrees that the material disclosure or use of Information by a spouse or member of the immediate family of Executive (whether or not residing with Executive), or by any entity of which Executive or any such family member is a proprietor, equity owner, creditor or otherwise significant participant, shall be deemed a violation of this Agreement. Upon termination of his or her employment, Executive will promptly deliver to the Company all tangible materials and objects containing Information (including all copies thereof, whether prepared by Executive or others) which he or she may possess or have under his or her control, and all Confidential Information in computer memory, regardless of format, shall be erased and Executive shall certify such erasure to the Company in writing.

          (b) Confidential Information shall not include information which (a) was or becomes generally available to the public other than as a result of disclosure by Executive to the public or any third party in violation of this Agreement, (b) is required to be disclosed by Executive by a governmental agency, court or law, so long as Executive provides the disclosing party with

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written notice of the required disclosure promptly upon receipt of notice of the required disclosure, or (c) is deemed in writing by the Company no longer to be Confidential Information.

        11. Covenant Not to Compete.

          (a) For a period beginning with the termination of Executive's employment with the Company for any reason (except for termination by Executive for Good Reason, subsequent to which this Section 11 shall not apply), whether by Executive or by the Company, and continuing until the expiration of twelve
(12) months from the date of termination, Executive covenants and agrees that he or she will not:

               (i) directly or indirectly solicit, entice or induce any client, customer, or provider of the Company or its affiliates to become a client, customer, or provider of any other person, firm or corporation with respect to services then provided by the Company or its affiliates or to cease doing business with the Company or its affiliates, and Executive shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

               (ii) solicit,  entice or induce any person who presently is or at any time during the term hereof shall be an employee or agent of the Company to become employed or retained by any other person, firm or corporation or to leave their employment or relationship with the Company, and Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person, or do any other act that may result in the impairment of the relationship between any such employee or agent and the Company.

For purposes of this Section 11, Executive will be deemed to be directly or indirectly engaged in such business or line of business if he or she is engaged, or if he or she is actively negotiating or preparing to engage, in an endeavor or enterprise as a proprietor, partner, joint venturer, stockholder, director, officer, lender or other provider of financial assistance, manager, employee, consultant, or agent, or if he or she otherwise controls such endeavor or enterprise. Nothing in the foregoing shall prohibit Executive from engaging in any business that is not in competition with the Company or its affiliates after termination of employment with the Company, or investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Company or its affiliates, and provided that such ownership represents a passive investment and that neither Executive nor any group of persons including him or her, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his or her rights as a shareholder, or seeks to do any of the foregoing.

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          (b)  Executive   represents   (i)  that  his  or  her  experience  and
capabilities are such that the restrictions contained herein will not prevent him or her from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him or her and (ii) that he or she has, prior to the execution of this Agreement, reviewed this Agreement thoroughly with his or her legal counsel or has knowingly waived the opportunity to do so.

          (c) Executive acknowledges that the restrictions contained in Sections 9, 10 and 11 are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Executive agrees that if he or she violates any of the provisions of Sections 9, 10 or 11, the Company would sustain irreparable harm and, therefore, irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) that such relief and any other claim by the Company pursuant hereto may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Pennsylvania; (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof. In the event that any of the provisions of Sections 9, 10 or 11 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, other limitations permitted by applicable law.

          (d) Executive agrees that the Company may provide a copy of Sections 9, 10 and 11 to any business or enterprise (i) which Executive may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he or she may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he or she may use his or her name or permit his or her name to be used; provided, however, that this provision shall not apply as to Subsection (a) after expiration of the time periods set forth therein or with respect to any activities, entities or persons excluded by the terms hereof. Executive will provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

          (e) In the event of any breach or violation of the restriction contained in Subsection (a) above, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

          (f) In the event any court of competent jurisdiction determines that any of the foregoing provisions is unreasonable or contrary to law with respect

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to their time or geographic  restriction,  or both, the parties hereto authorize such court to substitute such restrictions as it deems appropriate without invalidating this Section 11 or this Agreement.

          (g) Executive hereby acknowledges and agrees that the Company's agreement to enter into this Agreement on the terms and conditions set forth herein, and the basic compensation, annual bonus and severance benefits, if any, to be paid to him or her hereunder, individually constitutes good and valuable consideration for the covenant set forth in Subsection (a) above.

        12. Early Termination. In the event that Executive's employment by the Company is terminated prior to then-current expiration date under Section 3(v), Executive shall be entitled to compensation and benefits as described in this
Section 12.

          (a) In the event the Company terminates Executive's employment without Good Cause, or Executive effects a Termination with Good Reason:

               (i) the Company shall pay to Executive 100% of Executive's annual salary in effect as of the date of such termination under Section 4 hereof, based on the Company's normal pay schedule, for a period of (i) the greater of four (4) months beginning on the date of termination or cessation of Executive's employment or through the end of the initial year of the Term of this Agreement; or (ii) the greater of six (6) months beginning on the date of termination of Executive's employment or through the end of the initial year of the Term of this Agreement if such termination occurs within twelve (12) months following a Change in Control or announcement of any transaction that if consummated would constitute a Change in Control;

               (ii) Executive  will be entitled to payment of accrued but unused vacation time through the termination date and shall continue receiving all basic fringe benefits described in
                    Section 7 during such periods set forth above and such benefits as described in Subsections (e) and (f) below;

              (iii) any  performance  bonus that  would  otherwise be payable to the Executive under Section 5, assuming the Executive had remained employed for the full calendar year in which the terminating event occurs, shall be multiplied by a fraction, the denominator of which is the number of days (365 or 366) in the calendar year in which termination occurs and the numerator of which is the number of days in such calendar year through the date of termination; and

               (iv) all  unvested   stock   options  held  by  Executive   shall
                    automatically vest. Any payments under this Subsection (a) shall constitute a severance benefit and in payment for the covenant contained in Section 11.

               (v) a "Change in Control" of the Company shall be deemed to have occurred if: (1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who did not own shares of the capital stock of the Company on the date of this Agreement shall, together with his, her or its "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the "Beneficial Owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent 50% or more of the combined voting power of the Company's then outstanding securities (any such person being hereinafter referred to as an "Acquiring Person"); (2) the "Continuing Directors" shall cease to constitute a majority of the Board ("Continuing Director" shall mean any person who is a member of the Board, while such person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (A) was a member of the Board on the date hereof or (B) subsequently became a member of the Board, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors); or (3) there should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company's capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to any merger or consolidation in which (I) the Company is the surviving corporation and (II) the shareholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company.

          (b) In the event the Company terminates Executive's employment for Good Cause, then Executive will be entitled to no further benefits under this Agreement, other than as described in Subsection (e) below, and all rights of Executive to compensation for any period following the date of termination shall terminate.

          (c) In the event of Executive's Voluntary Termination, or termination upon death or Disability then Executive will be entitled to no further benefits under this Agreement, other than as described in Subsection (d) below, and all rights of Executive to compensation for any period following the date of termination shall terminate; provided, that if a Voluntary Termination occurs within three (3) months following a Change in Control, the Company shall pay to Executive 100% of Executive's annual salary in effect as of the date of such termination under Section 4 hereof, based on the Company's normal pay schedule, for a period of two (2) months beginning on the date of termination plus all accrued but unused vacation through the termination date.

          (d) In the event of termination upon Executive's death or Disability, then Executive will be entitled to no further benefits under this Agreement, other than as described in Subsection (e) below; provided that (i) Executive or his estate shall be paid a performance bonus for the calendar year in which termination occurs equal to the performance bonus that would have been paid to Executive under Section 5 for such calendar year had Executive remained employed for the full calendar year, pro rated for the number of days in such calendar year through the date of termination, (ii) Executive or his estate shall be paid for all accrued but unused vacation, and (iii) all unvested options shall immediately become exercisable.

          (e) Upon termination of his employment, Executive shall be entitled to any specified benefits to which he may be entitled under any pension, insurance or welfare benefit plan of the Company pursuant to the terms thereof, and to no other benefits except as set forth above.

          (f) The parties acknowledge that any severance benefits payable to Executive under this Section 12 are a separately negotiated benefit and are not intended to create a benefit plan or program subject to ERISA.

        13. Arbitration. To the extent permitted by applicable law, any controversy or dispute arising out of, or relating to, this Agreement, or any alleged breach hereof, shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by an arbitration panel of three (3) individuals acceptable to the parties hereto. In the event that the parties cannot agree on three arbitrators within twenty (20) days following receipt by one party of a demand for arbitration from another party, then Executive and the Company each shall designate one arbitrator and the two arbitrators selected shall select the third arbitrator. The arbitration panel so selected shall convene a hearing no later than thirty (30) days following selection of the panel. The arbitration aware shall be final and binding upon the parties, and judgment may be entered and execution issued thereon in the any court of competent jurisdiction. Each party shall be responsible for his, her or its own expenses and professionals' fees incurred in connection with any arbitration. This Paragraph shall not apply to disputes arising under Section 11(c).

        14. Miscellaneous.

          (a) To the extent permitted by applicable law, the Company may exercise a right of offset at any time and from time to time against any amounts payable under this Agreement to the extent Executive is indebted to the Company or any of its affiliated companies.

          (b) Executive hereby authorizes the Company to withhold from any compensation payable hereunder, any amounts required to be withheld under any federal, state or local law as a result of the accrual by him or her of compensation during the term of this Agreement (or any prior agreement superseded hereby).

          (c) Any notice required or permitted under this Agreement shall be sufficient if it is in writing and shall be deemed given at the time sent by certified mail, postage prepaid, with return receipt requested, addressed as follows:

          If to Executive:

                Jason P. Walsh
                2 Charles Street
                Malvern, PA 19355

          With a copy to:

                Robert C. Nagle, Esquire
                Saul Ewing LLP
                Centre Square West
                1500 Market Street, 38th Floor
                Philadelphia, PA 19102

          If to the Company:

                Money Centers of America, Inc.
                700 South Henderson Road, Suite 325
                King of Prussia, PA 19406
                Attention:  President

          With a copy to:

                Lawrence D. Rovin, Esquire
                Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                260 S. Broad Street
                Philadelphia, PA 19102

Changes in the names and addresses may be effected at any time and from time to time by notice similarly given.

          (d) Failure by either party to this Agreement at any time or times hereafter to require strict performance by the other party of any of the provisions, terms, and conditions contained in this Agreement shall not waive, affect, or diminish any right of the first party at any time or times thereafter to demand strict performance therewith and with respect to any other provisions, terms, or conditions contained in this Agreement. Any waiver of such provision, term, or condition shall not waive or affect any other failure to perform a provision, term, or condition of this Agreement, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions, terms, or conditions of this Agreement shall be deemed to have been waived by any act or knowledge of a party hereto except by an instrument in writing signed by that party and directed to the other party specifying such waiver.

          (e) The invalidity or unenforceability of any provision of this Agreement shall in no event affect the validity or enforceability of any other provision.

          (f) The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the successors of the Company, and the heirs and assigns of Executive. There are no third party beneficiaries of this Agreement.

          (g) This Agreement and all exhibits hereto embody the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, contracts or understandings with respect thereto.

          (h) Wherever any words are used herein in the singular form, they shall be construed as though they were used in the plural form, as the context requires; and vice versa.

          (i) All captions appearing in this Agreement are inserted for convenience of reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

          (j) This Agreement may be executed in any number of counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

          (k) Except to the extent preempted by federal law, the provisions of this Agreement are to be construed, administered and enforced in accordance with the domestic internal law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.


                  [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                           MONEY CENTERS OF AMERICA, INC.

                                      By:  /s/ Christopher M. Wolfington
                                           ------------------------------------
                                           Christopher M. Wolfington, President


                                           /s/ Jason P. Walsh
                                           ------------------------------------
                                           Jason P. Walsh

                                   EXHIBIT "A"

                                BONUS MILESTONES


Executive may receive up to a $50,000 bonus annually. The following milestones are stated as a percentage of the $50,000 bonus. If Executive accumulates more than 100%, Executive's bonus is capped at $50,000.

     1. Bad debt reduction decrease as a percentage of revenue by 25% - Executive is entitled to 10% of bonus.
     2. Bad debt reduction decrease as a percentage of revenue by 50% - Executive is entitled to 20% of bonus.
     3. Bad debt reduction decrease as a percentage of revenue by 75% - Executive is entitled to 30% of bonus.
     4. Company stays within an Audit committee approved budget. 2% for every month within budget.
     5.   Executive obtains additional financing for the Company (stock or debt)
          - Executive is entitled to a portion of bonus equal to 2.5% of the gross financing.
     6. Executive introduces the Company to a financing source from which the Company obtains replacement financing - Executive is entitled to 20% of bonus.
     7. Executive negotiates settlement of payables over 90 days for an amount less than is due - Executive is entitled to a portion of bonus equal to 5% of each dollar negotiated.
     8.   10% of Executive's bonus is at the sole discretion of the board.
     9. Decrease in SG & A by 10% as a percentage of revenue - Executive is entitled to 5% of bonus.
     10. Decrease in SG & A by 20% as a percentage of revenue - Executive is entitled to 15% of bonus.
     11. Decrease in SG & A by 30% as a percentage of revenue - Executive is entitled to 30% of bonus.

Paragraphs 1-3 and 9-11 shall be determined by year-to-year comparisons; provided that for the year ending December 31, 2005, comparisons shall be to that portion of 2004 commencing on May 16, 2004.

                                   EXHIBIT "B"

                         MONEY CENTERS OF AMERICA, INC.
                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

                 AWARD AGREEMENT FOR NON-QUALIFIED STOCK OPTION
              ----------------------------------------------------


                              [ SEE EXHIBIT 10.2 ]